Exhibit 32

CERTIFICATIONS PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with this Annual Report on Form 10-K of Worldwide Strategies, Inc. (the “Company”) for the fiscal year ended July 31, 2021 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers of the Company hereby certifies, pursuant to 18 U.S.C. (section) 1350, as adopted pursuant to (section) 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ ADAM LAUFER
Name:	Adam Laufer
Title:	Chief Executive Officer
Date:	October 29, 2021

/s/ PAVAN CHARAN
Name:	Pavan Charan
Title:	Chief Financial Officer and
Principal Accounting Officer
Date:	October 29, 2021